UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 6, 2014
Date of Report (Date of earliest event reported)

Vapor Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-51159	98-0427526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 SW 47TH AVENUE Suite 415 Davie, Florida	33314
(Address of principal executive offices)	(Zip Code)

(954) 792-8450
Registrant’s telephone number, including area code

______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

On April 29, 2014, the Company closed a private placement whereby it entered into a securities purchase agreement, dated April 29, 2014 (the “Purchase Agreement”), with Hanover Holdings I, LLC, (“Hanover”), an affiliate of Magna Group (“Magna”). Pursuant to the Purchase Agreement, the Company sold Magna four (4) 8% senior convertible promissory notes in aggregate principal amount of $1,342,391.17 million (collectively, the “Convertible Notes”, or individually, a “Convertible Note”) due twelve months from the date of the Convertible Notes’ issuance. The Notes were purchased by Hanover for $1,235,000.

Proceeds from the Convertible Notes will be used by the Company to expand its business by, among other things, increasing product inventories for its brands and for expansion of the sales and marketing of its newly acquired subsidiary, American Vaporizer, LLC, including the purchase of additional inventories of product and e-liquids for the “American Smoke” brand of American Vaporizer, LLC.

The Convertible Notes matures on April 29, 2015 and accrue interest at an annual rate of 8.0%. Under terms of the private placement, after six months from the Convertible Notes’ issuance, or October 29, 2014, (the “Holding Period”), the Convertible Notes may be converted, in whole or in part, at Hanover’s option, at a fixed conversion price of $0.15 per share of the Company’s common stock (“Common Stock”), and subject to certain limitations and exceptions stated within each of the Convertible Notes. After the Holding Period, Hanover will be entitled to convert any portion of the Convertible Notes to the extent that after such conversion, Hanover (together with its affiliates) would beneficially own no more than 4.99% of the outstanding shares of the Common Stock as of such date. After any conversion, Hanover may not sell more than 20% of the trading volume of the Common Stock during any single trading day.

The Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties, and also provides for indemnification of Hanover in the event that it incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to the Company’s breach of any of its representations, warranties or covenants under the Purchase Agreement.

If at any time after the Holding Period, the Common Stock is trading below $0.18, the Company will be considered in default of the Convertible Notes.

The Convertible Notes include customary event of default provisions. At the option of the Hanover, i) the Convertible Notes shall become immediately due and payable and the Borrower shall pay to Hanover, in full satisfaction of its obligations hereunder, an amount equal to 150% times the sum of (w) the then outstanding principal amount of each Convertible Note, plus (x) accrued and unpaid interest on the unpaid principal amount of each Convertible Note to the date of its payment, plus (y) Default interest, if any, on the amounts referred to as (w) and (x), plus (z) any amount owed to Hanover under the terms and conditions of the Convertible Notes (that is, the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z), collectively, the “Default Sum”), or ii) may convert each Convertible Note into Common Stock at a conversion price equal to a 30% discount from the lowest trading price in the five (5) trading days prior to said conversion. Notwithstanding the foregoing, upon the occurrence and during the continuation of any event of default, i) the Convertible Notes shall become immediately due and payable and the Company shall pay to Hanover, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum multiplied by two (2); and ii) all amounts payable under the Convertible Notes shall immediately become due and payable without demand, presentment or notice, which are expressly waived, together with all costs, including without limitation, legal fees and expenses, of collection,  by the Company; and iii) Hanover shall be entitled to all other rights and remedies available at law or in equity.

The Company has the right at any time to redeem all or a portion of the total outstanding amount then remaining under any or all of the Convertible Notes in cash at a 30% premium.

The Company did not pay to Hanover a commitment fee for entering into the Purchase Agreement. The Company did agree to pay $20,000 in reasonable attorneys’ fees and expenses incurred by Hanover in connection with the transaction, which amount is included among the Convertible Notes.

The issuance of the Convertible Notes to Hanover under the Purchase Agreement were exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). The Company made this determination based on the representations of Hanover in the Purchase Agreement that Hanover is an “accredited investor” within the meaning of Rule 501 of Regulation D and has access to information about its investment and about the Company.

This current report on Form 8-K (this “Report”) is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and may not be offered or sold in the United States of America absent registration or an exemption from registration under the Securities Act.

The foregoing descriptions of the Purchase Agreement and the four (4) Convertible Notes, do not purport to be complete, and are qualified in their entirety by reference to each such document (or form thereof, as applicable), filed as Exhibits 9.01, 9.02, 9.03, 9.04 and 9.05, respectively, and incorporated herein by reference.

A press release further describing the transaction is attached at Exhibit 9.06 and is incorporated herein by reference.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this Item 2.03.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 - Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

SECTION 8 – OTHER EVENTS

None.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Exhibits:

No.	Date	Document

9.01	April 29, 2014	Securities Purchase Agreement

9.02	April 29, 2014	Convertible Promissory Note, Purchase Price $480,000

9.03	April 29, 2014	Convertible Promissory Note, Purchase Price $400,000

9.04	April 29, 2014	Convertible Promissory Note, Purchase Price $335,000

9.05	April 29, 2014	Convertible Promissory Note, Purchase Price $20,000

9.06	May 6, 2014	Press Release “Vapor Group, Inc., VPOR, Closes $1,235,000 Private Placement For Business Expansion”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vapor Group, Inc.

Date: May 6, 2014	By:	/s/ Dror Svorai
Dror Svorai
Chief Executive Officer